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                                                                   EXHIBIT 10.17

                            SECURED PROMISSORY NOTE

$l,000,000.00                                          Date: August 31, 1995

                                                       Due:  March 1, 1999

     For value received, Corsair Communications, Inc., (the "Borrower") promises to pay to the order of Comdisco, Inc. (the "Lender") at P.O. Box 91744, Chicago, IL 60693 (or such other address as the Lender shall designate to Borrower) the principal amount of $1,000,000.00 together with interest at the rate of 9% per annum, from the due date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid in 48 equal monthly installments of $27,637.24 each, commencing September 1, 1995 and on the same day of each month thereafter to and including February 1, 1999 and a last installment of $150,000.00 to be paid on March 1, 1999, such installments to be applied first to accrued and unpaid interest and the balance to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each at a rate of nine percent (9%) per annum.

     The Borrower expressly waives demand and presentment for payment, notice of protest, dishonor, and any other notice as permitted under the UCC or any applicable law.

     This Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated August 31, 1995 between the Borrower and the Lender, (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement") and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. The Borrower may prepay this Note, in whole or in part, at any time but only in accordance with the provisions of the Loan Agreement.

     This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

                                             BORROWER:  CORSAIR COMMUNICATIONS

                                             Signature:/s/ John F. Scott
                                                       -------------------------

                                             Print Name: John F. Scott
                                                        ------------------------

                                             Title:  Vice President
                                                   -----------------------------

                                             Accepted in Rosemont, Illinois:

                                             LENDER:  COMDISCO, INC.

                                             Signature:/s/ James Labe
                                                       -------------------------

                                             Print Name:  James Labe
                                                        ------------------------

                                             Title:  illegible
                                                   -----------------------------

                                                               9/5/95